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                                                                   EXHIBIT 10.16



                        SUPPLEMENTAL AGREEMENT REGARDING
                    ASSIGNMENT OF NOTES, LOAN AGREEMENTS AND
                   SECURITY AGREEMENTS AS COLLATERAL SECURITY

     This Supplemental Agreement is by and among BINGHAM FINANCIAL SERVICES CORPORATION, a Michigan corporation ("Assignor") whose address is 260 E. Brown Street, Suite 200, Birmingham, Michigan, 48009, and SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership whose address is 31700 Middlebelt Road, Suite 145, Farmington Hills, Michigan, 48334 ("Assignee").

                                    RECITALS

     A. Effective on December 13, 1999, Assignor assigned to Assignee that certain promissory note in the original principal amount of $40,000,000 executed on December 13, 1999 by BLOOMFIELD ACCEPTANCE COMPANY, LLC, as maker ("BAC"), in favor of Assignor (the "BAC Note"). The BAC Note is evidenced by a Loan Agreement dated March 1, 1998, as amended by a First Amendment to Loan Agreement dated December 13, 1999 ( collectively the "BAC Loan Agreement") and is secured by a security agreement (the "BAC Security Agreement") dated December 13, 1999. Copies of the BAC Note, the BAC Loan Agreement and the BAC Security Agreement are attached hereto as Exhibit A.

     B. Effective on December 17, 1999, Assignor assigned to Assignee that certain promissory note in the original principal amount of $50,000,000 executed on December 17, 1999 by DYNEX FINANCIAL, INC., as maker ("Dynex"), in favor of Assignor and that certain term promissory note in the original principal amount of $4,000,000 executed on December 17, 1999 by Dynex in favor of Assignor (collectively the "Dynex Notes"). The Dynex Notes are evidenced by a Loan Agreement dated December 17, 1999 ( the "Dynex Loan Agreement") and are secured by a security agreement (the "Dynex Security Agreement") dated December 17, 1999. Copies of the Dynex Notes, the Dynex Loan Agreement and the Dynex Security Agreement are attached hereto as Exhibit B.

     C. Assignor executed and delivered to Assignee a Demand Promissory Note in the original principal amount of $10,000,000 dated March 30, 1999 and a Second Amended Demand Promissory Note in the original principal amount of $50,000,000 dated December 13, 1999 and Assignor previously executed and delivered to Sun Communities, Inc., a Term Promissory Note in the original principal amount of $4,000,000 dated September 30, 1997, which was assigned and delivered to Assignee by Sun Communities, Inc. on December 31, 1997 (collectively the "Assignor Notes").

     D. Assignor has entered into or may in the future enter into various agreements with Assignee, pursuant to which Assignor may have various contractual, indemnification, warranty and/or other obligations to Assignee (the "Contractual Obligations").

     E. As collateral security for the payment of all amounts due to Assignee by Assignor pursuant to the Assignor Notes (as they may be amended, renewed, extended, modified or refinanced from time to time), to secure all Contractual Obligations of Assignor to Assignee and to



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secure all other obligations of any nature now or in the future owing from
Assignor to Assignee (hereinafter collectively referred to as the "Obligations"), Assignor delivered to Assignee effective December 13, 1999, the BAC Note, the BAC Loan Agreement and the BAC Security Agreement (collectively the "BAC Collateral Documents") and Assignor delivered to Assignee effective December 17, 1999, the Dynex Notes, the Dynex Loan Agreement and the Dynex Security Agreement (collectively the "Dynex Collateral Documents").

     F. Assignor desires to reflect herein its agreement with respect to its previous delivery of the BAC Collateral Documents and the Dynex Collateral Documents (collectively the "Collateral Documents").

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. ASSIGNMENT TO ASSIGNEE. Assignor acknowledges that it intended its delivery of the Collateral Documents as an assignment to Assignee, as collateral security for the Obligations, of all right, title and interest of Assignor in, to and under the Collateral Documents.

     2. DISTRIBUTIONS. Assignor agrees that any all amounts received under the Collateral Documents shall be paid immediately to Assignee in reduction of the Obligations.

     3. FINANCING STATEMENTS. Assignor shall execute and deliver to Assignee, at Assignor's request, Uniform Commercial Code financing statement amendments to reflect the assignments of Assignor's interest under the Collateral Documents.

     4. FURTHER ASSURANCES. Assignor shall, at any time and from time to time, upon the written request of either Assignee, execute and deliver such further documents and do such further acts and things as either Assignee may reasonably request to effect the purposes of this Assignment, including, without limitation, noting on the original Dynex Notes and on the BAC Note that Assignee is the holder of such notes.

     5. SECTION HEADINGS. Section headings in this Assignment are inserted merely for convenience and shall not modify the terms of this Assignment in any respect.

     6. APPLICABLE LAW. This Assignment shall be governed by and construed in accordance with the laws of the State of Michigan.

     7. SUCCESSORS AND ASSIGNS. All of the terms contained herein shall survive the consummation of the transactions contemplated herein, and shall be binding upon and inure to the benefit of and be enforceable by and against, the parties hereto and their respective successors, assigns, heirs at law, legal representatives and estates.

     8. AMENDMENT. This Assignment and any other documents executed in connection herewith may only be amended or modified, and any of the terms, conditions, covenants, representations or warranties contained herein may only be waived, by a written instrument duly



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executed by the parties hereto.

     9. COUNTERPARTS. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment effective as of December 13, 1999 with respect to BAC Collateral Documents and effective as of December 17, 1999 with respect to the Dynex Collateral Documents.

                                      ASSIGNOR:

                                      BINGHAM FINANCIAL SERVICES
                                      CORPORATION, a Michigan corporation


                                      By: /s/ Ronald A. Klein
                                         ---------------------------------------
                                      Its: President and Chief Executive Officer
                                          --------------------------------------

                                      ASSIGNEE:

                                      SUN COMMUNITIES OPERATING
                                      LIMITED PARTNERSHIP, a Michigan
                                      limited partnership

                                      By:   Sun Communities, Inc., a Maryland
                                              Corporation
                                      Its:  General Partner

                                      By:  /s/ Gary  A. Shiffman
                                         ---------------------------------------
                                      Its: President and Chief Executive Officer
                                          --------------------------------------